EXHIBIT 99

Contact:	Judith Wawroski
Treasurer and Chief Financial Officer
International Bancshares Corporation
(956) 722-7611 (Laredo)

FOR IMMEDIATE RELEASE

INTERNATIONAL BANCSHARES CORPORATION

ANNOUNCES CASH DIVIDEND

Laredo, Texas — (BUSINESS WIRE) — August 3, 2026 — International Bancshares Corporation (NASDAQ: IBOC) (“IBC”) announced today that its board of directors approved the declaration of a $0.73 per share cash dividend for shareholders of record of common stock, $1.00 par value, as of the close of business on August 14, 2026, payable on August 28, 2026.

“This discretionary cash dividend reflects our sustained financial strength, which is reinforced by our solid capital position, significant liquidity and 60 years of positive earnings.  We remain committed to continuing to manage IBC responsibly, positioning us for enduring success and enhancing value for our shareholders,” said Dennis E. Nixon, IBC’s president and chairman of the board.

IBC is a multi-bank financial holding company headquartered in Laredo, Texas, with over $16.8 billion in total assets and 165 facilities and 247 ATMs serving 75 communities in Texas and Oklahoma.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward-looking information with respect to plans, projections or future performance of IBC and its subsidiaries, the occurrence of which involve certain risks and uncertainties detailed in IBC’s filings with the Securities and Exchange Commission.

Copies of IBC’s SEC filings and Annual Report (as an exhibit to the 10-K) may be downloaded from the SEC filings site located at http://www.sec.gov/edgar.shtml or IBC’s website at http://www.ibc.com.